Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2010*	As of June 30, 2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,630	$10,320
Marketable securities	21,345	28,798
Accounts receivable, net of allowance	4,252	4,476
Receivable under reverse repurchase agreements	750	1,020
Deferred income taxes, net	259	153
Income taxes receivable, net	—	347
Prepaid revenue share, expenses and other assets	1,326	1,328

Total current assets	41,562	46,442
Prepaid revenue share, expenses and other assets, non-current	442	465
Deferred income taxes, net, non-current	265	—
Non-marketable equity securities	523	893
Property and equipment, net	7,759	9,003
Intangible assets, net	1,044	1,381
Goodwill	6,256	6,677

Total assets	$57,851	$64,861

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$483	$567
Short-term debt	3,465	1,217
Accrued compensation and benefits	1,410	1,180
Accrued expenses and other current liabilities	961	1,493
Accrued revenue share	885	916
Securities lending payable	2,361	1,936
Deferred revenue	394	489
Income taxes payable, net	37	—

Total current liabilities	9,996	7,798

Long-term debt	—	2,985
Deferred revenue, non-current	35	28
Income taxes payable, non-current	1,200	1,469
Deferred income taxes, net, non-current	—	129
Other long-term liabilities	379	461

Stockholders’ equity:
Common stock and additional paid-in capital	18,235	19,216
Accumulated other comprehensive income	138	603
Retained earnings	27,868	32,172

Total stockholders’ equity	46,241	51,991

Total liabilities and stockholders’ equity	$57,851	$64,861

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
	(unaudited)

Revenues	$6,820	$9,026	$13,595	$17,602

Costs and expenses:

Cost of revenues (including stock-based compensation expense of $8, $51, $14, $100)	2,467	3,172	4,919	6,107
Research and development (including stock-based compensation expense of $202, $247, $393, $484)	898	1,234	1,716	2,456

Sales and marketing (including stock-based compensation expense of $56, $74, $110, $152)	629	1,091	1,236	2,117
General and administrative (including stock-based compensation expense of $43, $63, $83, $130)	461	648	871	1,244
Charge related to potential resolution of Department of Justice investigation	—	—	—	500

Total costs and expenses	4,455	6,145	8,742	12,424

Income from operations	2,365	2,881	4,853	5,178
Interest and other income, net	69	204	87	300

Income before income taxes	2,434	3,085	4,940	5,478
Provision for income taxes	594	580	1,145	1,174

Net income	$1,840	$2,505	$3,795	$4,304

Net income per share - basic	$5.78	$7.77	$11.93	$13.37

Net income per share - diluted	$5.71	$7.68	$11.77	$13.19

Shares used in per share calculation - basic	318,350	322,228	318,123	321,878

Shares used in per share calculation - diluted	322,486	326,036	322,547	326,209

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
	(unaudited)
Operating activities
Net income	$1,840	$2,505	$3,795	$4,304
Adjustments:
Depreciation and amortization of property and equipment	266	347	530	648
Amortization of intangible and other assets	76	108	143	208
Stock-based compensation expense	309	435	600	866
Excess tax benefits from stock-based award activities	(19)	(9)	(31)	(33)
Deferred income taxes	9	175	(4)	464
Other	—	19	2	55
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(243)	(205)	(197)	(24)
Income taxes, net	(545)	(171)	(164)	(98)
Prepaid revenue share, expenses and other assets	(34)	(70)	(191)	(148)
Accounts payable	79	50	199	77
Accrued expenses and other liabilities	319	260	(75)	297
Accrued revenue share	11	39	34	6
Deferred revenue	17	36	28	69

Net cash provided by operating activities	2,085	3,519	4,669	6,691

Investing activities
Purchases of property and equipment	(476)	(917)	(715)	(1,807)
Purchases of marketable securities	(12,934)	(13,364)	(25,421)	(20,955)
Maturities and sales of marketable securities	11,135	8,982	20,630	13,627
Investments in non-marketable equity securities	(227)	(212)	(230)	(343)
Cash collateral received (returned) related to securities lending	2,870	57	2,870	(424)
Investments in reverse repurchase agreements	—	(445)	—	(270)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(229)	(715)	(419)	(863)

Net cash provided by (used in) investing activities	139	(6,614)	(3,285)	(11,035)

Financing activities
Net proceeds (payments) related to stock-based award activities	39	(28)	1	88
Excess tax benefits from stock-based award activities	19	9	31	33
Repurchase of common stock in connection with acquisitions	(704)	—	(801)	—
Proceeds from issuance of debt, net of costs	—	5,846	—	8,030
Repayments of debt	—	(4,869)	—	(7,304)

Net cash provided by (used in) financing activities	(646)	958	(769)	847

Effect of exchange rate changes on cash and cash equivalents	(57)	42	(100)	187

Net increase (decrease) in cash and cash equivalents	1,521	(2,095)	515	(3,310)
Cash and cash equivalents at beginning of period	9,192	12,415	10,198	13,630

Cash and cash equivalents at end of period	$10,713	$10,320	$10,713	$10,320

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Advertising revenues:
Google websites	$4,499	$6,232	$8,938	$12,111
Google Network Members’ websites	2,063	2,484	4,099	4,911

Total advertising revenues	6,562	8,716	13,037	17,022
Other revenues	258	310	558	580

Revenues	$6,820	$9,026	$13,595	$17,602

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Advertising revenues:
Google websites	66%	69%	66%	69%
Google Network Members’ websites	30%	28%	30%	28%

Total advertising revenues	96%	97%	96%	97%
Other revenues	4%	3%	4%	3%

Revenues	100%	100%	100%	100%